UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  July 2, 2007
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


            001-09293                                73-1016728
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    (Commission File Number)              (IRS Employer Identification No.)


               One Pre-Paid Way
                   Ada, OK                              74820
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  (Address of Principal Executive Offices)           (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On July 2, 2007, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing our membership production and recruiting information for the three months ended June 30, 2007. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

     The following exhibits are included with this report:

      Exhibit No.                     Desription
      -----------                     ----------

          99.1            Company Press Release dated July 2, 2007


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Pre-Paid Legal Services, Inc.


                                   By:   /s/ Randy Harp
                                         ---------------------------------------
                                         Randy Harp, Chief Operating Officer

Date:  July 2, 2007




For Immediate Release                             Company    Steve Williamson
Monday, July 2, 2007                              Contact:      (580) 436-1234

      PRE-PAID ANNOUNCES 2007 2nd QUARTER MEMBERSHIP AND RECRUITING RESULTS

ADA, OK, July 2, 2007 - Pre-Paid Legal Services, Inc. (NYSE: PPD), reported new memberships produced and new sales associates enrolled for the 2007 second quarter. During the 2nd quarter of 2007, new sales associates enrolled decreased 16.1% compared to the second quarter of 2006. Memberships produced decreased 4.2% while new membership fees written decreased 4.6% and our active membership base increased 1.2% compared to the comparable period of the previous year.


On a sequential quarterly basis, new associates enrolled increased 23.0%; new memberships produced decreased 9.5%, new membership fees written decreased 5.5% and our active membership base increased by 8,441 memberships.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Three Months Ended
                                                                                              ------------------
New Memberships:                                                                  6/30/2007          3/31/2007          6/30/2006
----------------                                                                 ----------         -----------        -----------

New legal service membership sales..........................................       138,083            147,742            146,043
New "stand-alone" IDT membership sales......................................         8,082             13,788              6,461
                                                                                 ----------         -----------        -----------
         Total new membership sales.........................................       146,165            161,530            152,504
                                                                                 ----------         -----------        -----------
New "add-on" IDT membership sales...........................................        92,382             93,204             98,156

Average Annual Membership fee...............................................       $326.04            $309.86            $327.34
Active Memberships:
Active legal service memberships at end of period...........................     1,484,414          1,477,604          1,484,498
Active "stand-alone" IDT memberships at end of period (see note below)......        75,156             73,525             57,167
                                                                                 ----------         -----------        -----------
         Total active memberships at end of period..........................     1,559,750          1,551,129          1,541,665
                                                                                 ----------         -----------        -----------
Active "add-on" IDT memberships at end of period (see note below)...........       587,550            562,075            507,049

New Sales Associates:
New sales associates recruited..............................................        38,175             31,043             45,517

Average enrollment fee paid by new sales associates.........................        $44.65            $103.13             $49.70

Average Membership fee in force:
Average Annual Membership fee...............................................       $295.98            $294.17            $291.22

Note - reflects 5,328 net transfers from "add-on" status to "stand-alone" status during the quarter
------------------------------------------------------------------------------------------------------------------------------------


Our total active membership fees in force increased approximately 3% during the last year and continue our trend of increasing our membership fees. Membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) was 72.7% for the 12 month period ended June 30, 2007.

Our second quarter 2007 corporate finance focus has again been on share repurchases. During the 2nd quarter, we returned $11.0 million to shareholders through the repurchase of 185,815 shares of common stock, at an average per share price of $59.44. Since April 1999, we have returned $321.0 million to shareholders through the purchase of 11.9 million shares, average price of $27.00 per share, and $17.1 million in dividends for a combined total of $338.1 million representing more than 110 percent of our net earnings during the same timeframe.

We anticipate announcing our 2007 second quarter financial results on July 23, 2007 after the market closes and hosting a conference call to discuss such results on July 25, 2007.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at www.prepaidlegal.com.



Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to significantly increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2006 Form 10-K and pages 7 and 8 of our March 31, 2007 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.

                                       ###